Exhibit 99.2

UDR, Inc.

Opening doors to the future[SM]

Investor Presentation - Unencumbered Pool Supplement

June 2016



Pacific City – Huntington Beach,CA
Estimated Completion: 1Q 2018
Unencumbered Wholly-Owned



Investor Relations:
Shelby Noble
720.922.6082

UNENCUMBERED POOL

4.30.2016 Unencumbered Pool Overview	
Unencumbered REO	$7.0 billion
Number of Communities	101
Number of Homes	29,166
Average Age	16 Years
% of Total REO	76%

UNENCUMBERED POOL TRANSFORMATION SINCE 2009

- $3.6B increase in the Unencumbered Pool, concentrated in Core Markets
- 76% of REO Unencumbered today versus 51% in 2009
- Average age reduced to 16 in 2016 from 24 in 2009
- REO/Home increased to $240k per home from $133k per home in 2009

	Unencumbered Pool 4Q 2009				Unencumbered Pool April 2016			
	# of Communities	# of Homes	Average Age (in years)	Unencumbered REO 4Q09 ($M) (1)	# of Communities	# of Homes	Average Age (in years)	Unencumbered REO ($M) (1)
New York, NY	-	-	-	-	4	1,945	11	$1,297
Metropolitan DC	9	2,364	21	454	15	4,938	13	1,370
Orange County, CA	6	1,332	25	292	10	4,262	12	1,104
San Francisco, CA	9	1,646	30	306	7	1,795	15	652
Seattle, WA	3	739	26	190	9	1,581	13	535
Boston, MA	-	-	-	-	4	1,501	6	443
Monterey Peninsula, CA	7	1,565	39	151	9	2,021	39	235
Tampa, FL	9	2,894	24	285	5	1,666	18	201
Baltimore, MD	5	1,074	17	105	7	1,624	20	248
Los Angeles, CA	5	760	8	207	2	472	22	176
Orlando, FL	6	1,520	13	136	6	1,584	10	152
Nashville, TN	5	1,252	23	92	6	1,612	23	138
Dallas, TX	6	1,440	20	222	7	1,682	18	218
Richmond, VA	5	1,285	25	140	3	782	19	121
Austin, TX	1	250	19	27	3	883	13	93
Other SoCal	3	993	35	152	2	342	25	53
Portland, OR	-	-	20	-	2	476	29	47
Other Mid-Atlantic	6	1,132	24	77	-	-	-	-
Norfolk, VA	4	940	37	51	-	-	-	-
Other Florida	7	2,053	16	173	-	-	-	-
Other Non-Core Markets	5	1,137	33	169	-	-	-	-
Total Unencumbered Pool	**104**	**25,369**	**24**	**$3,383**	**101**	**29,166**	**16**	**$7,004**


100 Pier 4 – Boston, MA
Unencumbered Wholly-Owned


Elements–Bellevue, WA
Unencumbered Wholly-Owned

(1) Defined as undepreciated book value of assets.

UNENCUMBERED POOL

- **$7.0 BILLION UNENCUMBERED REO**

	# of Communities (1)	# of Homes (1)	Average Age (in years)	Annualized YTD NOI ($M) (2)	Unencumbered REO ($M) (3)	% of Total	Portfolio Total REO ($M) (3)
West Region							
Orange County, CA	10	4,262	12	$ 68.3	$ 1,104	85%	$ 1,300
San Francisco, CA	7	1,795	15	58.6	652	100%	652
Seattle, WA	9	1,581	13	30.2	535	87%	618
Los Angeles, CA	2	472	22	10.5	176	40%	444
Monterey Peninsula, CA	9	2,021	39	31.2	235	67%	351
Other SoCal	2	342	25	4.3	53	42%	124
Portland, OR	2	476	29	6.0	47	100%	47
	41	**10,949**	**19**	**$ 209.1**	**$ 2,802**	**79%**	**$ 3,536**
Mid-Atlantic Region							
Metropolitan DC	15	4,938	13	81.5	1,370	64%	2,130
Baltimore, MD	7	1,624	20	20.4	248	86%	289
Richmond, VA	3	782	19	8.7	121	85%	143
	25	**7,344**	**15**	**$ 110.7**	**$ 1,740**	**68%**	**$ 2,562**
Northeast Region							
New York, NY	4	1,945	11	73.7	1,297	100%	1,297
Boston, MA	4	1,501	6	27.0	443	68%	648
	8	**3,446**	**9**	**$ 100.7**	**$ 1,740**	**89%**	**$ 1,945**
Southeast Region							
Tampa, FL	5	1,666	18	17.5	201	83%	242
Orlando, FL	6	1,584	10	14.4	152	68%	225
Nashville, TN	6	1,612	23	15.3	138	70%	197
Other Florida	-	-	-	-	-	0%	82
	17	**4,862**	**17**	**$ 47.2**	**$ 492**	**66%**	**$ 746**
Southwest Region							
Dallas, TX	7	1,682	18	15.1	218	60%	362
Austin, TX	3	883	13	7.9	93	59%	158
	10	**2,565**	**16**	**$ 22.9**	**$ 311**	**60%**	**$ 520**
Unencumbered Total	**101**	**29,166**	**16**	**$ 484.9**	**$ 7,004**	**76%**	**NA**
Portfolio Total	**134**	**41,829**	**17**	**$ 644.0**	**$ 7,004**	**76%**	**$ 9,253**



3,446 Homes
$1.7B REO
7,344 Homes
$1.7B REO
10,949 Homes
$2.8B REO
2,565 Homes
$311M REO
4,862 Homes
$492M REO

(1) Includes the company's in-process, wholly owned development homes as completed (1,101 homes, 2 communities)
(2) YTD annualized as of 4.30.2016.
(3) Defined as undepreciated book value of assets.

Investor Relations Contact:

Shelby Noble
snoble@udr.com
720.922.6082